EXHIBIT 5.1

                         STUBBS ALDERTON & MARKILES, LLP
                       15821 Ventura Boulevard, Suite 525
                            Encino, California 91436

December 11, 2003

Tarrant Apparel Group
3151 East Washington Boulevard
Los Angeles, California 90023


         Re:      Tarrant Apparel Group,
                  Registration Statement on Form S-3

Ladies and Gentlemen:

         At your request, we have examined the Registration Statement on Form S-3 (the "REGISTRATION STATEMENT") to which this letter is attached as Exhibit
5.1 filed by Tarrant Apparel Group, a California corporation (the "COMPANY"), in order to register under the Securities Act of 1933, as amended (the "ACT"), the following securities of the Company with an aggregate offering price of up to $20,000,000: (i) shares of the Company's common stock, no par value (the "COMMON STOCK"), (ii) shares of one or more series of the Company's preferred stock, no par value (the "PREFERRED Stock") and (iii) warrants to purchase equity securities of the Company (the "WARRANTS" and collectively with the Common Stock and Preferred Stock, the "SECURITIES"). The Securities are to be sold from time to time as set forth in the Registration Statement, the Prospectus contained therein (the "PROSPECTUS") and the supplements to the Prospectus (the
"PROSPECTUS SUPPLEMENTS"). The Securities may to be sold pursuant to an underwriting agreement in substantially the form to be filed under a Current Report on Form 8-K.

         We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies, and the truth, accuracy, and completeness of the information, representations and warranties contained in the records, documents and certificates we have reviewed.

         Based on the foregoing, we are of the opinion that:

         1.  With  respect  to  the  shares  of  Common  Stock,   when  (A)  the
Registration Statement, as finally amended (including all post-effective amendments) has become effective and remains effective during the period when the applicable shares of Common Stock are offered and sold; (B) an appropriate Prospectus Supplement with the respect to the applicable shares of Common Stock has been prepared, delivered and filed in compliance with the Securities Act and applicable rules and regulations thereunder; (C) the Board of Directors of the Company (the "BOARD") has taken all necessary corporate action to approve the issuance of and the terms of the


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offering of the shares of Common Stock and related matters; and (D) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board, then the shares of Common Stock will be validly issued, fully paid and nonassessable.

         2. With respect to shares of Preferred Stock, when (A) the Registration Statement, as finally amended (including all post-effective amendments) has become effective and remains effective during the period when the applicable shares of Preferred Stock are offered and sold; (B) an appropriate Prospectus Supplement with the respect to the applicable shares of Preferred Stock has been prepared, delivered and filed in compliance with the Securities Act and applicable rules and regulations thereunder; (C) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof, and related matters, including the adoption of a Certificate of Determination relating to such Preferred Stock (a "CERTIFICATE"); (D) the Certificate has been filed with the Secretary of State of the State of California; and (E) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion or exercise of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), then the shares of Preferred Stock will be validly issued, fully paid and nonassessable.

         3. With respect to the Warrants, when (A) the Registration Statement, as finally amended (including all post-effective amendments) has become effective and remains effective during the period when the applicable Warrants are offered and sold; (B) an appropriate Prospectus Supplement with the respect to the applicable Warrants has been prepared, delivered and filed in compliance with the Securities Act and applicable rules and regulations thereunder; (C) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof, and related matters; (D) the warrant agreement or agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company; and (E) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the appropriate warrant agreement or agreements and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, the Warrants will be validly issued.

         We consent to the use of this opinion as an Exhibit to the Registration Statement and to use of our name wherever it appears in the Registration Statement, the Prospectus, any Prospectus Supplement, and in any amendment or supplement thereto. We assume no obligation to inform you of any facts, circumstances, events or changes on the law that may hereafter be brought to our attention that may alter, affect or modify the opinion expressed herein.


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                                             Very truly yours,

                                             /S/ STUBBS ALDERTON & MARKILES, LLP
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                                             STUBBS ALDERTON & MARKILES, LLP


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